Exhibit 11.2

Consent of Independent Auditor

We consent to the use in this Post-Qualification Amendment No. 7 of Regulation A Offering Circular on Form 1-A (File No. 024-10504) of our report dated April 27, 2018, relating to the financial statements of Fundrise Equity REIT, LLC, appearing in this Post-Qualification Amendment of Regulation A Offering Circular.

We also consent to the reference of our firm under the heading “Experts” in such Post-Qualification Amendment of Regulation A Offering Circular.

/s/ RSM US LLP

McLean, Virginia

December 27, 2018